UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2007
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-27116	93-1258355

(Commission File Number)	IRS Employer Identification No.
91 South Royal Brougham Way
Seattle, WA 98134
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (206) 682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers
     On September 28, 2007, Pyramid Breweries Inc. (“Pyramid”) announced that it had been advised that Michael O’Brien, the Chief Financial Officer of Pyramid, would be leaving Pyramid to join another company, effective October 19, 2007. Mr. O’Brien has subsequently decided to remain at Pyramid, and will continue in his capacity as Chief Financial Officer.
     In connection with Mr. O’Brien’s continuing service with Pyramid, on October 17, 2007, Pyramid entered into a revised employment letter with Mr. O’Brien, the terms of which were approved by Pyramid’s Compensation Committee. Under the revised terms of his employment, Mr. O’Brien’s salary will increase from $166,000 to $185,000 per year effective March 1, 2008. In addition, effective November 1, 2007, Mr. O’Brien will receive an option grant to purchase 100,000 shares of Pyramid’s common stock that will vest over four years; 25% on November 1, 2008, and the remaining vesting monthly in 1/48th increments following November 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 18, 2007

PYRAMID BREWERIES INC.
By:	/s/ Scott Barnum
Scott Barnum
President and Chief Executive Officer

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